Exhibit 1.1

LIONS GATE ENTERTAINMENT CORP.

3,398,500 Common Shares

Underwriting Agreement

November 12, 2015

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

On the date hereof, (a) Liberty Global Incorporated Limited, a private limited company organized under the laws of the United Kingdom (“Liberty”), has entered into, with Bank of America, N.A. (the “Counterparty”), a variable prepaid forward collar transaction (the “Prepaid Forward Transaction”) covering 2,500,000 Common Shares (as defined below) and (b) Discovery Lightning Investments Ltd., a private limited company organized under the laws of the United Kingdom (“Discovery” and, together with Liberty, the “New Investors”)), has entered into with the Counterparty, a collar transaction (the “Collar Transaction” and, together with the Prepaid Forward Transaction, the “Transactions”) covering 2,500,000 Common Shares (as defined below). In connection with hedging its exposure under the Transactions, on or prior to the Closing Date (as defined below), the Counterparty will borrow and sell to the underwriter named in Schedule I hereto (the “Underwriter”), 3,398,500 Common Shares (the “Offered Securities”). As used herein, “Counterparty” refers to and includes Bank of America, N.A., together with any of its affiliates who (i) borrow and/or sell Offered Securities to the Underwriter on behalf of Bank of America, N.A. as contemplated by this Agreement, (ii) borrow and/or sell Additional Securities (as defined below) on behalf of, or as an affiliate of, Bank of America, N.A. as contemplated by this Agreement and the Registration Statement (as defined below), and/or (iii) act as an agent, broker, dealer or underwriter in connection with the sale of Additional Securities as contemplated by this Agreement and the Registration Statement; provided that the Counterparty shall not act as an agent, broker, dealer or underwriter for Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (the “Company”) under this Agreement.

In addition, the Counterparty or its affiliates will sell from time to time after the date hereof up to an additional 1,601,500 Common Shares (the “Additional Securities” and, together with the Offered Securities, the “Securities”) under the Registration Statement, in connection with the Transactions. The Additional Securities will not be included in the offering of the Offered Securities to be underwritten by the Underwriter.

As used herein, “Common Shares” refers to the common shares, no par value per share, of the Company.

1. The Company represents and warrants to, and agrees with, the Underwriter, each New Investor and the Counterparty that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-207964) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; any preliminary prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430A, 430B or 430C to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus dated November 12, 2015 and the orally conveyed pricing information for the Offered Securities set forth on Schedule III to this Agreement, taken together, immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (x) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, (y) the New Investor Information (as defined in Section 2(c)) or (z) the Counterparty Information (as defined in Section 3(d));

(c) For the purposes of this Agreement, the “Applicable Time” is 4:25 p.m., New York City time, on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule IV hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (x) statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, (y) the New Investor Information or (z) the Counterparty Information;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission complied as to form in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, as of the Closing Date, as of each Hedge Prospectus Time (as defined below) and when such documents are filed with the Commission will comply as to form in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (x) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, (y) the New Investor Information or (z) the Counterparty Information;

(e) The Registration Statement complies, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will comply, as to form in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date, as of the Closing Date and as of each Hedge Prospectus Time as to each part of the Registration Statement and as of the applicable filing date, as of the Closing Date and as of each Hedge Prospectus Time as to the Prospectus and any amendment or supplement thereto, in the case of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (x) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, (y) the New Investor Information or (z) the Counterparty Information;

(f) As of each Hedge Prospectus Time (as defined below) that occurs prior to the expiration of the Reference Period (as defined below) and does not occur during any Suspension Period, neither (i) any General Use Free Writing Prospectus(es) (as defined below) and the Prospectus as then amended or supplemented, all considered together, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the Preliminary Prospectus (if the Prospectus has not been filed with the Commission immediately prior to the time of first use of any such Issuer Free Writing Prospectus) or the Prospectus, as the case may be, in either case as then amended or supplemented, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (x) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, (y) the New Investor Information or (z) the Counterparty Information. As used in this Agreement: “General Use Free Writing Prospectus” means any offer relating to the Securities made by or on behalf of a New Investor that would constitute a “free writing prospectus” as defined in Rule 405 under the Act that is identified on Schedule V to this Agreement; “Hedge Applicable Time” means each “time of sale” of Additional Securities; “Hedge Prospectus Time” means each Hedge Applicable Time, each date on which a Prospectus relating to the Additional Securities is required to be delivered and each Hedge Settlement Date; and “Hedge Settlement Date” means each date a sale of Additional Securities is settled;

(g) The Company and its consolidated subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in the capital stock (excluding any stock split of a subsidiary of the Company) or long term debt of the Company and its consolidated subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its consolidated subsidiaries, taken as a whole (each such change, a “Material Adverse Effect”), in each case otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus. For purposes of this Agreement, “subsidiary” has the meaning set forth in Rule 405 under the Act;

(h) The Company and its subsidiaries collectively have good and marketable title in fee simple to all real property material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Prospectus and the Prospectus or such as do not materially interfere with the use made of such property by the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company and its subsidiaries;

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Province of British Columbia, Canada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing, as applicable, under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; and each “significant subsidiary” of the Company (within the meaning of Rule 1-02(w) of Regulation S-X) (each, a “Significant Subsidiary”) has been duly incorporated or organized, as applicable, and is validly existing and, to the extent its jurisdiction of incorporation or organization, as applicable, has a concept of “good standing,” in good standing under the laws of its jurisdiction of incorporation or organization, as applicable, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company (including the Securities) have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Common Shares contained in the Registration Statement, the Pricing Prospectus and the Prospectus;

(k) The financial statements and the related schedules and notes thereto of the Company, its subsidiaries and, to the knowledge of the Company and its subsidiaries, Pop Media Group LLC, included or incorporated by reference in each of the Registration Statement, the Pricing Prospectus and the Prospectus comply as to form in all material respects with the accounting requirements of the Act and the related published rules and regulations; such financial statements (in the case of the financial statements of Pop Media Group LLC, to the knowledge of the Company and its subsidiaries) have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby (except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus) and present fairly in all material respects the financial position of the Company and its subsidiaries, and, to the knowledge of the Company and its subsidiaries, Pop Media Group LLC, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; and the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries (or in the case of Pop Media Group LLC, from the accounting records of those entities) and presents fairly in all material respects the information shown thereby (in the case of such information related to Pop Media Group LLC, to the knowledge of the Company and its subsidiaries); and no pro forma financial information is required to be included in the Registration Statement, the Pricing Prospectus and the Prospectus by Article 11 of Regulation S-X;

(l) The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) the Articles, Notice of Articles, Vertical Short Form Amalgamation Application, Certificate of Amalgamation of the Company or other organizational documents, as applicable, of the Company or any of its Significant Subsidiaries or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, in the case of clauses (i) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially adversely affect the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement except (v) the registration under the Act of the Securities, (w) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, (x) such consents, approvals, authorizations, registrations or qualifications as may be required under foreign, state securities or Blue Sky laws or Canadian Securities Laws in connection with the purchase and distribution of the Securities by the Underwriter, (y) such consents, approvals, authorizations, orders, registrations or qualifications as will have been obtained or made as of the Closing Date (as defined below) and (z) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially adversely affect the transactions contemplated hereby;

(m) Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its Articles, Notice of Articles, Vertical Short Form Amalgamation Application, Certificate of Amalgamation, Certificate of Incorporation, By-laws or similar organizational documents or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (b), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(n) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Common Shares”, insofar as they purport to constitute a summary of the terms of the Common Shares, are accurate and complete in all material respects;

(o) Other than as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened or contemplated, nor any action, suit or proceeding to which the Company or any of its subsidiaries is a party, or any officer or director of the Company, any Employee Benefit Plan sponsored by the Company or any property or assets owned or leased by the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(p) The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act and (D) at the Applicable Time, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Underwriter, the Counterparty, any New Investor or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(r) Ernst & Young LLP, which has expressed its opinion with respect to the consolidated financial statements and schedule of the Company and Pop Media Group LLC filed or incorporated by reference as a part of the Registration Statement and included in the Registration Statement, the Pricing Prospectus and the Prospectus, is (i) an independent public accounting firm within the meaning of the Act, the rules and regulations of the Commission thereunder and applicable Canadian Securities Laws (as defined below), (ii) a person authorized to act as the auditor of the Company as prescribed by the Business Corporations Act (British Columbia), (iii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)) and (iv) to the Company’s knowledge, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements of Studio 3 Partners LLC filed or incorporated by reference as a part of the Registration Statement and included in the Registration Statement, the Pricing Prospectus and the Prospectus, is (i) an independent public accounting firm within the meaning of the Act and the rules and regulations of the Commission thereunder and (ii) an independent certified public accountant within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations;

(s) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the applicable requirements of the Exchange Act and has been designed by its principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Pricing Prospectus and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company has concluded, based on an evaluation by management of the Company, that its internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(t) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, since the date of the Company’s latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably expected to materially affect, the Company’s internal control over financial reporting;

(u) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, based on an evaluation by management of the Company, such disclosure controls and procedures are effective;

(v) None of the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of applicable anti-bribery laws including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), as amended, the Bribery Act 2010 of the United Kingdom, as amended, or any other law, rule or regulation of similar purposes and scope; or (iv) made, in violation of applicable law, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(w) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(x) For the past five years, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(y) None of the Company or any person authorized to act on its behalf (other than the Underwriter, the Counterparty or the New Investors, as to whom the Company makes no representation or warranty) has, directly or indirectly, (i) made offers or sales of the Securities, or solicited offers to buy any Securities, under circumstances that would require the distribution of the Securities in any Canadian province or territory to be qualified by a Prospectus filed in accordance with the securities laws, and the regulations thereunder, of, and the applicable published rules, policy statements, blanket orders and notices of the securities regulatory authorities in, any such province or territory (the “Canadian Securities Laws”) or (ii) has engaged in any advertisement of the Securities in any printed media of general and regular paid circulation, radio or television or any other form of advertising in connection with the offer and sale of the Securities in such province or territory;

(z) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and each of its subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except where the failure to possess or make the same would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course, except as would not reasonably be expected to have a Material Adverse Effect;

(aa) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its subsidiaries own or have adequate rights to use all Intellectual Property (as defined below) used in the Company’s and it subsidiaries’ respective businesses as now conducted or as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any Intellectual Property for which the failure to own or have rights to use, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus or except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (i) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by any third party, challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property owned by the Company or its subsidiaries or the validity, scope or enforceability of the same; (ii) the Intellectual Property owned by the Company or its subsidiaries has not been adjudged invalid or unenforceable, in whole or in part; (iii) the operation of the respective businesses of the Company and its subsidiaries does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property of any third party; and (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party, alleging that the Company or any of its subsidiaries has in the past or is currently infringing, misappropriating or otherwise violating any Intellectual Property of any third party. “Intellectual Property” means all rights in intellectual property of any type throughout the world, including, but not limited to, the following: (i) patents and patent applications, (ii) trademarks, service marks, trade dress, logos, domain names, trade names, corporate names and other source identifiers, whether or not registered, including all common law rights thereto, and registrations and applications for registration thereof, (iii) copyrights and copyrightable works, whether registered or common law, and registrations and applications for registration thereof, including all rights to market, sell, distribute, exhibit, copy, publicly display, commercially exploit and otherwise use creative works, and (iv) trade secrets and confidential, technical and business information, including inventions, whether patentable or unpatentable, technology, know-how, manufacturing and production processes and techniques, technical data, and copyrightable works;

(bb) The Company and its subsidiaries have timely filed all federal, state, provincial, local and foreign income and franchise tax returns required to be filed and have paid all taxes due, other than any tax returns or taxes which the Company or any of its subsidiaries are contesting in good faith or where the failure to so pay or file would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) there is no pending dispute with any taxing authority relating to any tax returns described in the immediately preceding sentence, and (ii) the Company has no knowledge of any liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus;

(cc) The class of Common Shares (including the Securities) is registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the New York Stock Exchange under the ticker symbol “LGF.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the class of Common Shares (including the Securities) from the New York Stock Exchange nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the New York Stock Exchange for maintenance of inclusion of the class of Common Shares (including the Securities) thereon and the Company has not received any notice from the New York Stock Exchange that it is not in compliance with the listing or maintenance requirements of the New York Stock Exchange. A registration statement relating to the class of Common Shares on Form 8-A or other applicable form under the Exchange Act has become effective;

(dd) Other than as contemplated by this Agreement or the Pricing Prospectus, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(ee) The Company and its subsidiaries carry, or are covered by, insurance from insurers with appropriately rated claims paying abilities in such amounts and covering such risks as the Company believes is adequate for the conduct of their business and the value of their properties and as is customary for companies engaged in similar businesses in similar industries; except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; and the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects;

(ff) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder;

(gg) The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act;

(hh) Except as disclosed in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim;

(ii) To the knowledge of the Company, no nonexempt “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan maintained by the Company which could reasonably be expected to result in a material liability to the

Company or any of its subsidiaries taken as a whole. At no time in the past six years has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code. There are no pending or, to the knowledge of the Company, threatened, claims, complaints, lawsuits, investigations, or governmental audits relating to any Employee Benefit Plan (other than routine claims for benefits) which could reasonably be expected to result in material liability to the Company or any of its subsidiaries taken as a whole. Each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code, except for any noncompliance that could not reasonably be expected to result in a material liability to the Company or its subsidiaries taken as a whole and, to the knowledge of the Company, no event has occurred and no condition exists with respect to any Employee Benefit Plan that would subject the Company or any ERISA Affiliate to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law which could reasonably be expected to result in a material liability to the Company or any of its subsidiaries taken as a whole. The execution and delivery of this Agreement and the transactions contemplated hereunder will not involve any nonexempt “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code. The representation by the Company in the preceding sentence assumes that neither the Underwriter nor the Counterparty is purchasing the Securities with “plan assets” within the meaning of the regulations published by the U.S. Department of Labor at 29 C.F.R. Section 2510.3-101 et seq., as amended, relating to the definition of “plan assets”, as modified by Section 3(42) of ERISA. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based, severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (i) any current or former employee or director of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (ii) the Company or any of its subsidiaries has any liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the Company’s controlled group as defined in Code Section 414(b), (c), (m) or (o);

(jj) No wholly owned subsidiary of the Company (other than any production entity) is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans (other than production loans) or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as disclosed in the Pricing Prospectus and the Prospectus and/or prohibited by the Company’s publicly filed banking and debt instruments, including but not limited to bank facilities;

(kk) Any third-party statistical and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate in all material respects;

(ll) To enable the Underwriter to rely on Rule 5110(b)(7)(C)(i) of FINRA, the Company represents that, as of the date of this Agreement, the Company (i) has a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) has been subject to the reporting requirements of Section 12 or 15(d) of the Exchange Act and has timely filed all material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act for a period of at least 36 calendar months immediately preceding (A) the date the Registration Statement was filed and (B) the date of this Agreement; and

(mm) The Company is a “reporting issuer” within the meaning of applicable Canadian Securities Laws in the provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec and is subject to the continuous disclosure reporting requirements of an “SEC issuer” within the meaning of National Instrument 51-102 - Continuous Disclosure Obligations (“NI 51-102”). The Company files its disclosure documents prescribed by NI 51-102 with the applicable securities commissions or securities regulators in Canada on the System for Electronic Document Analysis and Retrieval (SEDAR).

2. Each New Investor, severally and not jointly, represents and warrants to, and agrees with, the Underwriter, the Counterparty and the Company as follows:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such New Investor. The execution and delivery of this Agreement and the agreements governing the Transactions to which such New Investor is a party (the “Transaction Documents”), the performance of the terms this Agreement and the Transaction Documents and the consummation of the transactions contemplated by this Agreement and the Transaction Documents will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which such New Investor is a party or by which such New Investor is bound, (ii) result in any violation of the organizational documents of such New Investor or (iii) any law, regulation, order or decree applicable to such New Investor, except, in the case of clause (i) and clause (iii) above, for such breaches, violations or defaults as would not reasonably be expected to materially and adversely affect such New Investor’s ability to perform its obligations under this Agreement and the Transaction Documents; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Transaction Documents by such New Investor or for the consummation by such New Investor of the transactions contemplated by this Agreement and the Transaction Documents, including the sale of the Offered Securities by the Counterparty to the Underwriter and the sales of Additional Securities by the Counterparty, except such as may have previously been obtained or as may be required under the Act and the rules and regulations promulgated thereunder or under state securities laws or blue sky laws or FINRA in connection with the purchase and distribution of the Securities by the Underwriter or (y) as would not reasonably be expected to materially and adversely affect the execution, delivery and performance of this Agreement and the Transaction Documents by such New Investor or the consummation by such New Investor of the transactions contemplated by this Agreement and the Transaction Documents.

(b) Such New Investor has not distributed, and until the end of the Reference Period will not distribute, any prospectus or other offering material in connection with the offering and sale of the Securities and such New Investor has not made, and until the end of the Reference Period will not make, any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, except any General Use Free Writing Prospectus authorized by the Company, the Counterparty and the Underwriter for distribution in accordance with the provisions of Sections 6(j), 8(b) and 9(a) hereof.

(c) (i) The Registration Statement, as of the applicable effective date and any post-effective amendment thereto, as of the Applicable Time, as of the Closing Date and as of each Hedge Prospectus Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or any amendment or supplement thereto and as of the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and (iii) the Pricing Prospectus, as of the Applicable Time and as of the Closing Date, did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence with respect to any New Investor applies only to the extent that any statements in or omissions from the Registration Statement, the Prospectus or the Pricing Prospectus are based on written information concerning such New Investor furnished to the Company by such New Investor specifically for use therein, it being understood and agreed that the only information furnished by such New Investor consists of (v) the name of, and the number of Common Shares owned by, such New Investor, (w) the information set forth in the applicable footnote relating to such New Investor under the table under the caption “New Investors,” (x) any General Use Free Writing Prospectus and any press release or other communication that would be a General Use Free Writing Prospectus if approved in advance pursuant to Section 6(j), 8(b) and 9(a) hereof but was issued without such approvals, (y) with respect to Liberty only, the information regarding Liberty in the first paragraph under the caption “Plan of Distribution—Derivatives Transactions,” and (z) with respect to Discovery only, the information regarding Discovery in the first paragraph under the caption “Plan of Distribution—Derivatives Transactions,” in each case, in the Prospectus (such information, the “New Investor Information”).

(d) As of each Hedge Prospectus Time, neither (i) the General Use Free Writing Prospectus(es) and the Prospectus as then amended or supplemented, all considered together, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the Preliminary Prospectus or the Prospectus, as the Prospectus is then amended or supplemented, as the case may be, that was filed prior to the first use of such Issuer Free Writing Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty applies only to the New Investor Information.

(e) The decision by each New Investor to enter into this Agreement and the Transaction Documents is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the Registration Statement, the Pricing Prospectus or the Prospectus.

(f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), such New Investor will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or cause to be filed with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or cause any such filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, other than (A) with the prior written consent of the Underwriter, (B) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted hereunder, (C) under or pursuant to the Transaction Documents or (D) pursuant to a tender of the Common Shares in connection with a tender offer for Common Shares made to all holders of Common Shares, a merger, consolidation or other business combination, involving a change of control of the Company, or similar transactions (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which such New Investor may agree to sell, contract to sell, tender or otherwise transfer or dispose of the Common Shares in connection with any such transaction, or vote any of the Common Shares in favor of any such transaction), provided that all of the Common Shares subject to this Section 2(f) that are not so sold, tendered or otherwise transferred or disposed of shall remain subject to this Section 2(f). In addition, notwithstanding the foregoing, any New Investor may transfer its Common Shares to any of its (y) affiliates or (z) in the case of a partnership, any of the partners of such partnership or any of the partners or members of the general partner of such partnership; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Common Shares subject to the provisions of this Section 2(f) and there shall be no further transfer of such Common Shares except in accordance with this Section 2(f), and provided further that any such transfer pursuant to clause (y) or clause (z) above shall not involve a disposition for value or require any filing by any party (transferor or transferee) under the Exchange Act (other than a filing pursuant to Section 13(d) or Section 16 under the Exchange Act or the rules thereunder) or other public announcement shall be required or shall be made voluntarily in connection with such transfer; provided that the restrictions in this Section 2(f) and the obligations of the New Investors with respect hereto shall terminate in the event the delivery to or on behalf of the Underwriter of the Offered Securities does not occur in the manner contemplated by this Agreement and this Agreement is terminated prior to the Closing Date.

(g) Such New Investor and its Parents have not taken, and until the end of the Reference Period will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action, and until the end of the Reference Period will not take any action, which would directly or indirectly violate any provision of Regulation M.

3. The Counterparty represents and warrants to, and agrees with, the Underwriter, the Company and each New Investor as follows:

(a) The Counterparty shall, at the Closing Date, have the free and unqualified right to transfer any Offered Securities, to the extent that it is required to transfer such Offered Securities hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Offered Securities and payment of the purchase price therefor as herein contemplated, assuming the Underwriter has no notice of any adverse claim, the Underwriter shall have the free and unqualified right to transfer the Offered Securities purchased by it from the Counterparty, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(b) This Agreement has been duly authorized, executed and delivered by or on behalf of the Counterparty.

(c) The Counterparty (including its agents and representatives, other than the Underwriter, each in their capacity as such and, for the avoidance of doubt, excluding the Company and its agents and representatives) has not distributed, and until the end of the Reference Period will not distribute, any prospectus or other offering material in connection with the offering and sale of the Offered Securities other than any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Counterparty and the Counterparty has not made, and until the end of the Reference Period will not make, any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, except any Issuer Free Writing Prospectus listed on Schedule IV hereto or any General Use Free Writing Prospectus listed on Schedule V hereto.

(d) (i) The Registration Statement, as of the applicable effective date and any post-effective amendment thereto, as of the Applicable Time, as of the Closing Date and as of each Hedge Prospectus Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or any amendment or supplement thereto and as of the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and (iii) the Pricing Prospectus, as of the Applicable Time and as of the Closing Date, did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence with respect to the Counterparty applies only to the extent that any statements in or omissions from the Registration Statement, the Prospectus or the Pricing Prospectus are based on written information concerning the Counterparty furnished to the Company by the Counterparty specifically for use therein, it being understood and agreed that the only information furnished by the Counterparty consists of (w) the name of the Counterparty in the Prospectus, (y) the information set forth in the second, third, fourth and fifth paragraphs under the caption “Plan of Distribution—Derivatives Transactions” and (z) the information set forth under the caption “Plan of Distribution—Additional Offering by the Counterparty or its Affiliates” (such information, the “Counterparty Information”).

(e) The Counterparty will deliver to the Underwriter prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 or the appropriate Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

4. Subject to the terms and conditions herein set forth, the Counterparty agrees with the Underwriter and the New Investors to sell to the Underwriter, and the Underwriter agrees with the Counterparty and the New Investors to purchase from the Counterparty, at a purchase price per share of $39.02, the number of Offered Securities set forth opposite the name of the Underwriter in Schedule I to this Agreement.

5. (a) The Offered Securities to be purchased by the Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Counterparty shall be delivered by or on behalf of the Counterparty to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account(s) specified by the Counterparty to the Underwriter at least forty-eight hours in advance. The time and date of such delivery and payment for the Offered Securities shall be 9:00 a.m., New York City time, on November 18, 2015 or such other time and date not later than seven full business days thereafter as the Underwriter, the Counterparty and the Company may agree upon in writing. Such time and date for delivery of the Offered Securities is herein called the “Closing Date.”

(b) The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 11 hereof, including the cross-receipt for the Offered Securities and any additional documents requested by the Underwriter pursuant to Section 11(o) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP (the “Closing Location”), all on the Closing Date. A telephonic meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6. The Company agrees with the Underwriter, the Counterparty and each New Investor:

(a) (i) To prepare the Prospectus in a form approved by the Underwriter and the Counterparty and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; (ii) prior to the Closing Date and until the end of the Reference Period, to make no further amendment or any supplement to the Registration Statement or the Prospectus that the Underwriter and the Counterparty shall not previously have been advised of and furnished with a copy or to which the Underwriter or the Counterparty shall have reasonably objected in writing or that is not in compliance with the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder; (iii) to advise the Underwriter and the Counterparty, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Underwriter and the Counterparty with copies thereof, in each case, including any amendment to the Registration Statement or any amendment or supplement to the Prospectus resulting from the filing of any of the documents referred to in clause (ii)(A) and (ii)(B) above; (iv) to file within the time periods specified in the Commission’s rules and forms all other material required to be filed by the Company with the Commission subsequent to the Closing Date and until the end of the Reference Period pursuant to Rule 433(d) under the Act; (v) to file within the time periods specified in the Commission’s rules and forms all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and the latest of the day on which the Reference Period ends and the day on which the delivery of a prospectus is no longer required in connection with the offering or sale of the Securities; (vi) to advise the Underwriter and the Counterparty, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable efforts to obtain the withdrawal of such order and, in the event the Company ceases to be eligible to use the Registration Statement, to (A) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Underwriter and the Counterparty, (B) use commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (C) promptly notify the Underwriter and the Counterparty of such effectiveness. References herein to the Registration Statement relating to the Securities shall include such new registration statement or post-effective amendment, as the case may be. As used herein, “Reference Period” means the period beginning on the day after the date of this Agreement and ending on the date that is the earlier of (x) the date as of which all of the Securities have been sold under the Registration Statement and (y) the three month anniversary of the Closing Date (provided that such date shall be extended by the number of days that are Suspension Days (as defined below)). Any such Suspension Days are collectively referred to as the “Suspension Period”;

(b) Promptly from time to time to take such action as the Underwriter or the Counterparty may reasonably request to qualify (or obtain an exemption from qualification for) the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter or the Counterparty may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to (1) qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or (2) make any changes to its Articles, Notice of Articles, Vertical Short Form Amalgamation Application, Certificate of Amalgamation or other organizational documents of the Company or its subsidiaries, or any agreement between it or its subsidiaries, on the one hand, and any of their respective equityholders, on the other hand;

(c) To furnish the Underwriter and the Counterparty with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriter or the Counterparty may reasonably request, and, if the delivery of a prospectus is required at any time prior to the end of the Reference Period in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to (i) notify the Underwriter and the Counterparty and upon request by the Underwriter and the Counterparty to file such document and to prepare and furnish without charge to the Underwriter and the Counterparty as many written and electronic copies as the Underwriter and the Counterparty may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance or (ii) during any period reasonably required for the preparation of additional disclosure required under clause (i), or if the Company reasonably determines that the making of additional disclosure required by clause (i) would be materially adverse to the Company’s interests, the Company may instruct the Underwriter and the Counterparty to discontinue offers and sales of the Securities until such time as the Company informs the Underwriter and the Counterparty that offers and sales may be resumed (such New York Business Days during which offers and sales of the Additional Securities are so discontinued are referred to herein as “Suspension Days”) and, if the Company so instructs the Underwriter and the Counterparty, the Underwriter and the Counterparty shall each follow such instructions and will not publicly announce the commencement or expiration of any Suspension Period, provided, however, that there shall not be more than 45 (forty five) Suspension Days during the Reference Period; and in case the Underwriter or the Counterparty is required to deliver a prospectus in connection with sales of any of the Securities at any time after the end of the Reference Period, upon request by the Underwriter and the Counterparty but at the expense of the Underwriter or the Counterparty, to prepare and deliver to the Underwriter or the Counterparty as many written and electronic copies as the Underwriter or the Counterparty may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders (which may be satisfied by filing with the Commission’s Electronic Data, Gathering, Analysis and Retrieval System (“EDGAR”)) as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Underwriter, in each case, other than (A) any Securities issued upon the exercise of any option or warrant or the conversion, exchange or redemption of any security outstanding as of the date of this Agreement, (B) any options, restricted stock units or other equity awards granted to employees, officers or directors pursuant to any of the Company’s employee or director stock option, incentive or benefit plans existing on the date of this Agreement or assumed by the Company in connection with any merger, acquisition or other business combination, (C) any Securities issued pursuant to the Company’s employee stock purchase plan or pursuant to equity awards of any kind under any of the Company’s employee or director stock option, incentive or benefit plans existing as of the date of this Agreement or assumed by the Company in connection with any merger, acquisition or other business combination, (D) the filing of any registration statement on Form S-8 or other appropriate form as required by the Act, and any amendments to such forms, in respect of any Securities or any other of the Company’s equity based securities issuable pursuant to any employee benefit plan of the Company existing as of the date of this Agreement or assumed by the Company in connection with any merger, acquisition or other business combination, (E) any Common Shares issuable in lieu of the payment of cash dividends pursuant to the Company’s quarterly cash dividend policy, (F) any Common Shares or any other of the Company’s equity securities, in an amount up to an aggregate of 10.0% of the Company’s fully-diluted shares outstanding as the date of the Pricing Prospectus, issuable in connection with any transaction, including, without limitation, a merger, acquisition or other business combination, an asset sale or a carve-out, and the filing of any registration statement in connection therewith, (G) any Common Shares or any other of the Company’s equity securities issuable in connection with any rescission of purchases of Common Shares under the Company’s 401(k) Plan and (H) any transaction or series of related transactions involving up to $150,000,000 of the Company’s equity or debt securities; provided that the restrictions in this Section 6(e) and the obligations of the Company with respect hereto shall terminate in the event the delivery to or on behalf of the Underwriter of the Offered Securities does not occur in the manner contemplated by this Agreement and this Agreement is terminated prior to the Closing Date; and provided further, that the Company shall give the Underwriter and the Counterparty notice on the day of any transaction permitted under clauses (F) and (H) above;

(f) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(g) The Company agrees that, until the end of the Reference Period (and, for the avoidance of doubt, not during any Suspension Period), on each date on which the Registration Statement or Prospectus is amended or supplemented (including by the filing of any Current Report on Form 8-K that includes financial statements or other material financial information, any Quarterly Report on Form 10-Q or any Annual Report on Form 10-K incorporated by reference therein) after the Closing Date, it will use commercially reasonable efforts to (i) cause to be delivered to the Underwriter and the Counterparty, supplemental opinions, “comfort letters,” certificates and letters confirming, as of such date, the opinions, “comfort letters,” certificates and letters delivered on the Closing Date by or on behalf of the Company pursuant to Sections 11(c), 11(d), 11(h) and 11(l) hereof, in each case in form and substance reasonably satisfactory to the Underwriter and the Counterparty and (ii) provide Simpson Thacher & Bartlett LLP with such information reasonably requested by such firm in order to enable such firm to deliver to the Underwriter and the Counterparty a supplemental opinion and letter to the opinion and letter delivered on the Closing Date pursuant to Section 11(b) hereof;

(h) The Company agrees that, until the end of the Reference Period (and, for the avoidance of doubt, not during any Suspension Period), on the first date following completion of any Suspension Period after the Closing Date, it will use commercially reasonable efforts to (i) cause to be delivered to the Underwriter and the Counterparty, supplemental opinions, certificates and letters confirming, as of such date, the opinions, certificates and letters delivered on the Closing Date by or on behalf of the Company pursuant to Sections 11(c), 11(d) and 11(l) hereof, in each case in form and substance reasonably satisfactory to the Underwriter and the Counterparty and (ii) provide Simpson Thacher & Bartlett LLP with such information reasonably requested by such firm in order to enable such firm to deliver to the Underwriter and the Counterparty a supplemental opinion and letter to the opinion and letter delivered on the Closing Date pursuant to Section 11(b) hereof;

(i) During the Reference Period, the Company agrees to cause the chief financial officer (or other appropriate senior officer) and the general counsel (or other appropriate senior officer) of the Company to participate in telephonic due diligence sessions with representatives of the Underwriter and the Counterparty and their respective counsel reasonably requested by the Underwriter or the Counterparty (i) upon the occurrence of a material event with respect to the Company, (ii) upon each date on which the Registration Statement or Prospectus is amended or supplemented (including by the filing of any Current Report on Form 8-K that includes financial statements or other material financial information, any Quarterly Report on Form 10-Q or any Annual Report on Form 10-K incorporated by reference therein), or (iii) upon the announcement or the conclusion of any Suspension Period;

(j) The Company will use its reasonable best efforts to maintain the listing of the Securities on the New York Stock Exchange;

(k) The Company represents and agrees that, without the prior consent of the Underwriter and the Counterparty it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act and that (i) any such free writing prospectus the use of which has been consented to by the Company is listed on Schedule IV hereto and (ii) any General Use Free Writing Prospectus the use of which has been consented to by the Company is listed on Schedule V hereto; and

(l) For the avoidance of doubt, references herein to dates on which a prospectus is delivered or is required to be delivered include dates on which, but for the exception afforded by Rule 153 or Rule 172 under the Act, or the delivery of a notice under Rule 173(a) under the Act, a prospectus would be required to be delivered.

7. Each New Investor agrees with the Company, the Underwriter and the Counterparty:

(a) To advise the Underwriter, the Counterparty and the Company promptly, and if requested by the Underwriter, the Counterparty or the Company, to confirm such advice in writing, until the end of the Reference Period, of any material change in, or material omission of, the information in the Registration Statement or the Prospectus relating to the New Investor or the New Investor Information;

(b) That, until the end of the Reference Period (and, for the avoidance of doubt, not during any Suspension Period), on each date on which the Registration Statement or Prospectus is amended or supplemented after the Closing Date (other than by the filing with the Commission of a document which is incorporated by reference therein that does not contain any information related to the New Investor, including information related to the New Investor with respect to the Transaction Documents and the transactions contemplated by the Transaction Documents or this Agreement, or information related to the New Investor Information), it will use reasonable best efforts to cause to be delivered to the Company, the Underwriter and the Counterparty, a supplemental certificate, as of such date, to the certificate delivered on the Closing Date by or on behalf of the New Investor pursuant to Section 11(m) hereof; and

(c) Without the prior written consent of the Underwriter, the Counterparty and the Company, such New Investor has not made, and will not make, any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, except any Issuer Free Writing Prospectus listed on Schedule IV hereto or any General Use Free Writing Prospectus listed on Schedule V hereto.

8. The Counterparty agrees with the Company and the Underwriter:

(a) To advise the Underwriter and the Company promptly, and if requested by the Underwriter or the Company, to confirm such advice in writing, until the end of the Reference Period, of any material change in, or material omission of, the information in the Registration Statement or the Prospectus relating to the Counterparty or the Counterparty Information;

(b) Without the prior written consent of the Underwriter and the Company, the Counterparty has not made, and will not, make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, except any Issuer Free Writing Prospectus listed on Schedule IV hereto or any General Use Free Writing Prospectus listed on Schedule V hereto; and (i) Schedule IV hereto includes all Free Writing Prospectuses and (ii) Schedule V hereto includes all General Use Free Writing Prospectuses the use of which has been consented to by the Counterparty;

(c) Until the end of the Reference Period, the Counterparty will notify the Company, each New Investor and the Underwriter promptly when (i) no Offered Securities or Additional Securities remain to be sold by it pursuant to this Agreement or (ii) the offering of the Offered Securities or the Additional Securities is otherwise terminated by it; and

(d) Until the end of the Reference Period, the Counterparty will suspend offers and sales of the Additional Securities upon receipt by them of written notice from the Company of any Suspension Period until they are advised in writing by the Company that the offering and sales of the Additional Securities under the Registration Statement may be resumed.

9. The Underwriter agrees with the Company, the Counterparty and each New Investor:

(a) Without the prior written consent of the Company and the Counterparty, the Underwriter has not made, and will not make, any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, except any Issuer Free Writing Prospectus listed on Schedule VI hereto or any General Use Free Writing Prospectus listed on Schedule V hereto; and (i) Schedule VI hereto, which schedule includes all Issuer Free Writing Prospectuses and (ii) Schedule V hereto includes all General Use Free Writing Prospectuses the use of which has been consented to by the Underwriter;

(b) Until the end of the Reference Period, the Underwriter will notify the Company, each New Investor and the Counterparty promptly when (i) no Offered Securities remain to be sold by it pursuant to this Agreement or (ii) the offering of the Offered Securities is otherwise terminated by it; and

(c) Until the end of the Reference Period, the Underwriter will suspend offers and sales of the Offered Securities upon receipt by them of written notice from the Company of any Suspension Period until they are advised in writing by the Company that the offering and sales of the Offered Securities under the Registration Statement may be resumed.

10. The Company covenants and agrees with the Underwriter, the Counterparty and each New Investor that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and all expenses of the Company and its advisors in connection with the preparation of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto, and all expenses in connection with the printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all fees and expenses in connection with listing the Securities on the New York Stock Exchange; and (iv) the cost and charges of any transfer agent or registrar. It is understood, however, that, except as provided in this Section, and Sections 12 and 14 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

Each of the New Investors, severally and not jointly, covenants and agrees with the Underwriter, the Counterparty and the Company that it will pay or cause to be paid all costs and expenses incurred by it and incident to the performance of such New Investor’s obligations hereunder which are not otherwise specifically provided for in this Section, including: (i) any fees and expenses of counsel for such New Investor (except as provided in the preceding paragraph); (ii) all expenses, including out-of-pocket expenses, and taxes incident to the sale and delivery of the Securities to be sold by such New Investor to the Underwriter hereunder; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state or provincial securities laws as provided in Section 6(b) hereof, including the reasonable and documented fees and disbursements of counsel in each jurisdiction for the Underwriter and the Counterparty in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriter and the Counterparty in connection with, any required review by FINRA of the terms of the sale of the Securities; and (v) the cost of preparing the Securities, provided, however that in the case of clauses (iii) and (iv) above, the New Investors shall not be required to reimburse fees and disbursements of counsel for the Underwriter and the Counterparty in excess of $20,000 in the aggregate. It is understood, however, that nothing in this Agreement shall be deemed to require the New Investors to pay the Company, or to reimburse the Company, for the costs of any other matters arising out of, or in connection with, this Agreement that are not directly related to the sale and purchase of the Securities pursuant to this Agreement.

11. The obligations of the (y) Underwriter hereunder to purchase and pay for the Offered Securities on the Closing Date and (z) the Counterparty hereunder to sell and deliver the Offered Securities to the Underwriter on the Closing Date shall be subject to the condition that all representations and warranties and other statements of the Company, the Counterparty (solely in respect of (y)) and each New Investor herein are, at and as of the Closing Date, true and correct in all material respects, the condition that each of the Company, the Counterparty (solely in respect of (y)) and each New Investor shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to reasonable satisfaction of the Underwriter;

(b) Simpson Thacher & Bartlett LLP, counsel for the Underwriter and the Counterparty, shall have furnished to the Underwriter and the Counterparty an opinion letter and negative assurance later, dated the Closing Date, in form and substance satisfactory to such entities, with respect to such matters as such entities may reasonably require, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Wachtell, Lipton, Rosen & Katz, counsel for the Company, shall have furnished to the Underwriter and the Counterparty its written opinion and negative assurance letter, dated the Closing Date, in form and substance satisfactory to such entities;

(d) Dentons Canada LLP, Canadian counsel for the Company, shall have furnished to the Underwriter and the Counterparty their written opinion, dated the Closing Date, in form and substance satisfactory to such entities;

(e) Shearman & Sterling LLP, U.S. counsel for the New Investors, shall have furnished to the Underwriter and the Counterparty their written opinion, dated the Closing Date, in form and substance satisfactory to such entities;

(f) Shearman & Sterling (London) LLP, U.K. counsel for Liberty, shall have furnished to the Underwriter and the Counterparty their written opinion, dated the Closing Date, in form and substance satisfactory to such entities;

(g) DLA Piper UK LLP, English counsel for Discovery, shall have furnished to the Underwriter and the Counterparty their written opinion, dated the Closing Date, in form and substance satisfactory to such entities;

(h) On the date of the Prospectus at the time of execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also on the Closing Date, each of Ernst & Young LLP and PricewaterhouseCoopers LLP shall have furnished to the Underwriter and the Counterparty a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to such entities;

(i) (i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its consolidated subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is so material and adverse in the reasonable judgment of the Underwriter as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the Closing Date on the terms and in the manner contemplated in the Prospectus;

(j) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(k) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus;

(l) The Company shall have furnished or caused to be furnished to the Underwriter and the Counterparty on the Closing Date certificates of officers of the Company as to the accuracy in all material respects of the representations and warranties of the Company herein at and as of such time, as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to such time, and as to the matters set forth in subsections (a) and (i) of this Section;

(m) The New Investors shall have furnished or caused to be furnished to the Underwriter and the Counterparty on the Closing Date certificates of officers of the New Investors reasonably satisfactory to the Underwriter as to the accuracy of the representations and warranties of the New Investors herein at and as of such time, as to the performance in all material respects by the New Investors of all of their obligations hereunder to be performed at or prior to such time;

(n) The Underwriter and the Counterparty shall have received on or before the date of this Agreement executed copies of the “lock-up” agreement, each substantially in the form of Exhibit A hereto, from each of the shareholders of the Company listed on Schedule VI, and each lock-up agreement shall be in full force and effect on the Closing Date; and

(o) On or prior to the Closing Date, the Company and the New Investors shall have furnished to the Underwriter and the Counterparty such further documents as the Underwriter may reasonably request.

12. (a) The Company will indemnify and hold harmless the Underwriter, the Counterparty and each New Investor against any losses, claims, damages or liabilities, to which the Underwriter, the Counterparty or the New Investors, as applicable, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, General Use Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter, the Counterparty and the New Investors, as applicable, for any legal or other expenses reasonably incurred by the Underwriter, the Counterparty and the New Investors, as applicable, in connection with investigating or defending any such action or claim as such expenses are incurred;

provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any General Use Free Writing Prospectus, in reliance upon and in conformity with (x) written information furnished to the Company by the Underwriter expressly for use therein, (y) the New Investor Information or (z) the Counterparty Information.

(b) Each New Investor, severally and not jointly, will indemnify and hold harmless the Underwriter, the Counterparty and the Company against any losses, claims, damages or liabilities, joint or several, to which the Underwriter, the Counterparty or the Company, as applicable, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any General Use Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter and the Counterparty, as applicable, for any legal or other expenses reasonably incurred by the Underwriter or the Counterparty, as applicable, in connection with investigating or defending any such action or claim as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any General Use Free Writing Prospectus, or any such amendment or supplement in reliance upon and in conformity with such New Investor’s New Investor Information.

(c) The Underwriter will indemnify and hold harmless the Company, the Counterparty and each New Investor against any losses, claims, damages or liabilities to which the Company, the Counterparty or the New Investors, as applicable, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any General Use Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing

Prospectus or any General Use Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company, the Counterparty or the New Investors by the Underwriter expressly for use therein; and will reimburse the Company, the Counterparty and the New Investors, as applicable, for any legal or other expenses reasonably incurred by the Company, the Counterparty and the New Investors, as applicable, in connection with investigating or defending any such action or claim as such expenses are incurred. It is understood and agreed that the only such written information furnished to the Company, the Counterparty or the New Investors by the Underwriter consists of the second, fourth and fifth paragraphs under the caption “Plan of Distribution—Underwritten Public Offering” in the Pricing Prospectus and the Prospectus.

(d) The Counterparty will indemnify and hold harmless the Company, the Underwriter and each New Investor against any losses, claims, damages or liabilities to which the Company, the Underwriter or the New Investors, as applicable, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any General Use Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or any General Use Free Writing Prospectus, in reliance upon and in conformity with the Counterparty Information.

(e) Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent it has not been materially prejudiced. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) If the indemnification provided for in this Section 12 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the New Investors, the Underwriter, and the Counterparty, respectively, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the New Investors, the Underwriter, and the Counterparty, respectively, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the New Investors, on one hand, and the relative benefits received by the Underwriter and the Counterparty, respectively, shall be deemed to be in the same proportion as (x) in the case of the Company and the New Investors, the total proceeds (before deducting expenses) received by the New Investors under the Prepaid Forward Transaction and the Collar Transaction (which proceeds shall, in the case of Liberty, be limited to the proceeds received by Liberty under the Prepaid Forward Transaction, which shall include the “Prepayment Amount” thereunder and, in the case of Discovery, be limited to the present value on the effective date of the proceeds that would be received by Discovery from a sale of the shares underlying the Collar Transactions at the put strike price at maturity), (y) in the case of the Counterparty, the total net proceeds received by the Counterparty from the sale and/or resale of the Offered Securities and/or any Additional Securities, as the case may be (after deducting (A) the proceeds delivered or to be delivered by the Counterparty to the New Investors as described in the preceding clause and (B) the cost to the Counterparty of covering their sale of the Additional Securities) and (z) in the case of the Underwriter, the total net proceeds received by the Underwriter for the Offered Securities (after deducting the purchase price paid by the Underwriter to the Counterparty for the Offered Securities). The Company and the New Investors may agree, as between themselves and without limiting the rights of the Underwriter or the Counterparty under this Agreement, as to the respective amounts of such liability for which each shall be responsible. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the New Investors, the Underwriter or the Counterparty, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Company and the New Investors, the Underwriter and the Counterparty agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, no Counterparty shall be required to contribute any amount in excess of the total net proceeds received by the Counterparty from the sale and/or resale of the Offered Securities and/or any Additional Securities, as the case may be (after deducting (A) the proceeds delivered or to be delivered by the Counterparty to the New Investors as described in the preceding clause and (B) the cost to the Counterparty of covering their sale of the Additional Securities) and no New Investor shall be required to contribute any amount in excess of the amount received or to be received by such New Investor from the Transaction to which it is a party. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) The obligations of the Company and each New Investor under this Section 12 shall be in addition to any liability which the Company and such New Investor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the Counterparty within the meaning of the Act and each broker-dealer affiliate of the Underwriter or the Counterparty and to each officer and director of any New Investor and to each person, if any, who controls any New Investor within the meaning of the Act; and the obligations of the Underwriter and the Counterparty under this Section 12 shall be in addition to any liability which the respective Underwriter or the Counterparty may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any New Investor within the meaning of the Act.

13. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the New Investors, the Counterparty and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, the Company, the Counterparty or any controlling person of the Counterparty or any of the New Investors, or any officer or director or controlling person of the Company or any New Investor and shall survive delivery of and payment for the Securities or any termination of this Agreement.

14. If the Underwriter shall default in its obligation to purchase the Offered Securities that it has agreed to purchase hereunder on the Closing Date, then the Company, the Counterparty or the New Investors may terminate this Agreement by written notice to each party. If this Agreement shall be so terminated pursuant to a default by the Underwriter of its obligations to purchase the Offered Securities that it has agreed to purchase on the Closing Date, neither the Company, the Counterparty nor the New Investors shall then be under any liability to the Underwriter except as provided in Sections 10, 12 and 13 hereof; but, if for any other reason, any of the Securities are not delivered by or on behalf of the Counterparty as provided herein, the New Investors, severally, will reimburse the Underwriter or the Counterparty for all out of pocket expenses approved in writing by the Underwriter and the Counterparty, including documented fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company and the New Investors shall then be under no further liability to the Underwriter and the Counterparty except as provided in Sections 10, 12 and 13 hereof.

15. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, fax: 212-622-8358; if to the Counterparty shall be delivered or sent by mail, telex or facsimile transmission to such Counterparty at its address as set forth in Schedule II hereto; if to Liberty shall be delivered or sent by mail, telex or facsimile transmission to Liberty Global Incorporated Limited c/o Liberty Global, 12300 Liberty Boulevard, Englewood, CO 80112, Attention: General Counsel / Legal Department, fax: 303-220-6691, with a copy to c/o Liberty Global, Griffin House, 161 Hammersmith Road, London W6 8BS, United Kingdom, Attention: General Counsel / Legal Department, fax: 44 20 8483 6400; if to Discovery shall be delivered or sent by mail, telex or facsimile transmission to Discovery House, Chiswick Park Building 2, 566 Chiswick High Road, London W4 5YB, United Kingdom, Attention: Hester Wheeley, SVP Head of EMEA Legal, with a copy to Discovery Communications, LLC, 850 Third Avenue, New York, NY 10022, Attention: Bruce Campbell, Chief Development Officer and General Counsel, fax: 212-548-5848; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the New Investors, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Counterparty, the Company and the New Investors and, to the extent provided in Sections 10 and 13 hereof, the officers and directors of the Company and each person who controls the Company, any New Investor, the Counterparty or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. Each of the Company, the Counterparty and the New Investors acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction among the parties hereto, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as principals and not the agent or fiduciary of the Company, the Counterparty or the New Investors, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company, the Counterparty or the New Investors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company, the Counterparty or the New Investors on other matters) or any other obligation to the Company, the Counterparty or the New Investors except the obligations expressly set forth in this Agreement and (iv) each of the Company, the Counterparty and the New Investors have consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company, the Counterparty and the New Investors agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, the Counterparty or the New Investors, in connection with such transaction or the process leading thereto.

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties hereto relating to the transactions contemplated hereby, other than the documents governing the Transactions.

20. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS). The Company, the Counterparty and the New Investors each agree that any suit or proceeding arising in respect of this agreement or the Underwriter’s engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company, the Counterparty and each New Investor agree to submit to the jurisdiction of, and to venue in, such courts.

21. The Company and each New Investor agree that final judgment in any suit, action or proceeding brought in any court permitted by Section 20 shall be conclusive and binding upon the Company and each New Investor, as applicable, and may be enforced in any court to the jurisdiction of which Company and each New Investor, as applicable, is subject by a suit upon such judgment. Liberty irrevocably appoints Corporation Service Company, located 1180 Avenue of the Americas, Suite 210, New York, New York 10036-8401, and Discovery irrevocably appoints Discovery Communications, LLC, 850 Third Avenue, New York, NY 10022, as their respective authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to such New Investor, as the case may be, by the person serving the same to the address provided in this Section 21, shall be deemed in every respect effective service of process upon such New Investor in any such suit or proceeding. Each of the Selling Stockholders hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the New Investors further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

22. The Company, the Counterparty, the New Investors and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23. Each New Investor agrees to indemnify the Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter and the Counterparty, its directors, officers, affiliates and each person, if any, who controls the Counterparty within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by the Underwriter or the Counterparty, as applicable, as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of each New Investor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

24. To the extent that any New Investor has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the United Kingdom, or any political subdivision thereof, (ii) The Netherlands, or any political subdivision thereof, (iii) the United States or the State of New York, or (iv) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, such New Investor hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

25. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

26. Notwithstanding anything herein to the contrary, the Company and the New Investors are authorized to disclose to any persons the Canadian and U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or the New Investors relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Counterparty, the New Investors and the Company.

Very truly yours,

Lions Gate Entertainment Corp.

By:	/s/ Wayne Levin
Name:	Wayne Levin
Title:	General Counsel and Chief Strategic Officer

[Signature page to Underwriting Agreement]

LIBERTY GLOBAL INCORPORATED LIMITED

By:	/s/ Andrea Salvato
Name:	Andrea Salvato
Title:	Chief Development Officer

[Signature page to Underwriting Agreement]

DISCOVERY LIGHTNING INVESTMENTS LTD.

By:	/s/ Roanne Weekes
Name:	Roanne Weekes
Title:	Director

[Signature page to Underwriting Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Yury Mulman
Name:	Yury Mulman
Title:	Director

[Signature page to Underwriting Agreement]

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By:	/s/ Paul J. Mulé
Name:	Paul J. Mulé
Title:	Vice President

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter

Name	Number of Offered Securities to be Purchased from the Counterparty
J.P. Morgan Securities LLC	3,398,500

SCHEDULE II

Counterparty

Name	Number of Offered Securities to be Sold	Number of Additional Securities to be Sold
Bank of America, N.A.(1)	3,398,500	1,601,500

(1)	The address of the Counterparty is: c/o Bank of America Merrill Lynch, 2 King Edward Street, London, EC1A 1HQ, UK; fax: +44 20 7996 2030; Attention: Strategic Equity Solutions Group, with a copy (which shall not constitute notice) to each of: Sambacor N’Diaye (sambacor.ndiaye@baml.com), Kevin O’Sullivan (kevin.e.o’sullivan@baml.com), Sem Hamzaoui (sem.hamzaoui@baml.com), Ekaterina Sidorenko (ekaterina.sidorenko@baml.com), Francois Lu (francois.lu@baml.com) and Yury Mulman (yury.d.mulman@baml.com).

SCHEDULE III

Orally Conveyed Pricing Information

1. The price per share to be paid by a purchaser from the Underwriter.

SCHEDULE IV

Issuer Free Writing Prospectuses

None

SCHEDULE V

General Use Free Writing Prospectuses

None

SCHEDULE VI

Lock-Up Agreement Signatories

1.	MHR Capital Partners Master Account LP

2.	MHR Capital Partners (100) LP

3.	MHR Institutional Partners II LP

4.	MHR Institutional Partners IIA LP

5.	MHR Institutional Partners III LP

Exhibit A

Form of Lock-Up Agreement

November     , 2015

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Re:	Lions Gate Entertainment Corp. – Public Offering

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (the “Company”), the Counterparty and the New Investors, providing for the public offering (the “Public Offering”) by us (the “Underwriter”), of common shares, no par value per share, of the Company (the “Common Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period ending February 10, 2015 (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or cause to be filed with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Common Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or cause any such filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, other than (A) with the prior written consent of the Underwriter, (B) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted hereunder, (C) pursuant to a tender of the Common Shares in connection with a tender offer for Common Shares made to all holders of Common Shares, a merger, consolidation or other business combination, involving a change of control of the Company, or similar transactions (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to sell, contract to sell, tender or otherwise transfer or dispose of the Common Shares in connection with any such transaction, or vote any of the Common Shares in favor of any such transaction), provided that all of the Common Shares subject to this Letter Agreement that are not so sold, tendered or otherwise transferred or disposed of shall remain subject to this Letter Agreement. In addition, notwithstanding the foregoing, the undersigned may transfer its Common Shares to any of its (y) affiliates or (z) in the case of a partnership, any of the partners of such partnership or any of the partners or members of the general partner of such partnership; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Common Shares subject to the provisions of this Letter Agreement and there shall be no further transfer of such Common Shares except in accordance with this Letter Agreement, and provided further that any such transfer pursuant to clause (y) or clause (z) above shall not involve a disposition for value or require any filing by any party (transferor or transferee) under the Exchange Act (other than a filing pursuant to Section 13(d) or Section 16 under the Exchange Act or the rules thereunder) or other public announcement shall be required or shall be made voluntarily in connection with such transfer; provided that the restrictions in this Letter Agreement and the obligations of the undersigned with respect hereto shall terminate in the event the delivery to or on behalf of the Underwriter of the Offered Securities does not occur in the manner contemplated by the Underwriting Agreement and the Underwriting Agreement is terminated prior to the Closing Date. For the avoidance of doubt, nothing in this Letter Agreement shall be deemed to restrict the sale of Common Shares by the undersigned to Liberty Global Incorporated Limited and/or Discovery Lightning Investments Ltd. pursuant to the Share Purchase Agreement, dated as of November 10, 2015, by and among Liberty Global Incorporated Limited, Discovery Lightning Investments Ltd. and the Persons listed on Schedule I thereto.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

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This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

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